Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp 155 North Wacker Drive Chicago, Illinois 60606-1720 ______ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com September 9, 2021	FIRM/AFFILIATE OFFICES --------- BOSTON HOUSTON LOS ANGELES NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON --------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS
XAI Octagon Floating Rate & Alternative Income Term Trust 321 North Clark Street, Suite 2430 Chicago, Illinois 60654	SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

Re:	XAI Octagon Floating Rate & Alternative Income Term Trust — Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to XAI Octagon Floating Rate & Alternative Income Term Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of 400,000 preferred shares (the “Shares”) of the Trust’s 6.50% Series 2026 Term Preferred Shares, par value $0.01 per share (the “Preferred Shares”).

This opinion is being furnished to you in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)         the notification of registration on Form N-8A (File No. 811-23247) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on April 7, 2017;

(ii)        the registration statement on Form N-2 (File Nos. 333-251542 and 811-23247) of the Trust, filed with the Commission on December 18, 2020 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendments Nos. 1 and 2 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on February 2, 2021 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

XAI Octagon Floating Rate & Alternative Income Term Trust

September 9, 2021

(iii)       the prospectus and Statement of Additional Information of the Trust, each dated February 2, 2021, in the form filed with the Commission on March 23, 2021 pursuant to Rule 424(b) of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(iv)       the prospectus supplement of the Trust, dated September 8, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission on September 8, 2021 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(v)        an executed copy of the Purchase Agreement, dated September 8, 2021 (the “Purchase Agreement”), between the Trust and the purchasers named therein (the “Purchasers”), relating to the sale by the Trust to the Purchasers of the Shares;

(vi)       an executed copy of a certificate of Benjamin D. McCulloch, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vii)      a copy of the Trust’s Certificate of Trust, dated April 4, 2017, as amended by Certificates of Amendment dated July 13, 2017 and August 31, 2017, certified by the Secretary of State of the State of Delaware as of September 7, 2021 and certified pursuant to the Secretary’s Certificate;

(viii)     a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated July 13, 2017, as amended by the Certificate of Amendment to the Trust’s Second Amended and Restated Agreement and Declaration of Trust, dated August 31, 2017, by the trustees of the Trust, certified pursuant to the Secretary’s Certificate;

(ix)       a copy of the Statement of Preferences, dated March 23, 2021, as amended on September 8, 2021, establishing and fixing the rights and preferences of the Preferred Shares, certified pursuant to the Secretary’s Certificate;

(x)        a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(xi)       copies of certain resolutions of the Board of Trustees of the Trust, adopted on September 22, 2020, February 23, 2021, March 23, 2021 and September 1, 2021, and certain resolutions of an offering committee of the Board of Trustees of the Trust, adopted on March 24, 2021, certified pursuant to the Secretary’s Certificate; and

(xii)      a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

XAI Octagon Floating Rate & Alternative Income Term Trust

September 9, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Purchase Agreement.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when (i) the Shares are issued and sold in accordance with the terms of the Purchase Agreement and (ii) the issuance of the Shares has been duly registered into the share record books of the Trust and delivered to and paid for by the Purchasers as contemplated by the Purchase Agreement, the Shares will be validly issued and fully paid, and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except for their obligation to repay any funds wrongfully distributed to them.

XAI Octagon Floating Rate & Alternative Income Term Trust

September 9, 2021

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH